Exhibit 1.2

                            DARDEN RESTAURANTS, INC.
                             (a Florida corporation)

                   $ 150,000,000 4.875% Senior Notes due 2010
                   $ 150,000,000 6.000% Senior Notes due 2035

                                 TERMS AGREEMENT

                                 August 9, 2005


         To:      Darden Restaurants, Inc.
                  5900 Lake Ellenor Drive
                  Orlando, Florida  32809

Ladies and Gentlemen:

     We understand that Darden Restaurants, Inc., a Florida corporation (the "Company"), proposes to issue and sell $150,000,000 aggregate principal amount of its 4.875% Senior Notes due 2010 (the "2010 Notes") and $150,000,000 aggregate principal amount of its 6.000% Senior Notes due 2035 (the "2035 Notes" and collectively with the 2010 Notes, the "Notes") (the Notes are also hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, we, the underwriters named below (the "Underwriters"), offer to purchase, severally and not jointly, the principal amount of Underwritten Securities opposite our names set forth below at the purchase price set forth below. Capitalized terms used herein and not otherwise defined shall have the respective meanings given to such terms under the Indenture dated as of January 1, 1996 (the "Indenture") between the Company and Wells Fargo Bank, National Association (as successor to Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association), as trustee (the "Trustee"), and under the Officers' Certificate and Authentication Order duly authorized and executed by the Company and dated as of August 9, 2005 relating to the 2010 Notes (the "2010 Certificate"), the form of which is attached hereto as Annex I, and the Officers' Certificate and Authentication Order duly authorized and executed by the Company and dated as of August 9, 2005 relating to the 2035 Notes (the "2035 Certificate" and collectively with the 2010 Certificate, the "Certificates") the form of which is attached as Annex II, including in the case of certain terms the respective meanings given to such terms under the form of the 2010 Notes and the form of the 2035 Notes included in the 2010 Certificate and the 2035 Certificate, respectively. This Terms Agreement supplements the terms and conditions of the Underwriting Agreement attached hereto as Annex III, dated the date hereof between the Company and the Underwriters, which shall govern the offering of the Underwritten Securities.

         Underwriters                      Principal Amount  Principal Amount
                                           of Notes due 2010 of Notes due 2035

Banc of America Securities LLC            $ 58,687,000            $ 58,688,000
Wachovia Capital Markets, LLC             $ 58,688,000            $ 58,687,000
SunTrust Capital Markets, Inc.            $ 11,250,000            $ 11,250,000
Wells Fargo Securities, LLC               $ 11,250,000            $ 11,250,000
Comerica Securities, Inc.                 $  2,625,000            $  2,625,000
Fifth Third Securities, Inc.              $  2,625,000            $  2,625,000
Piper Jaffray & Company                   $  2,625,000            $  2,625,000
The Williams Capital Group, L.P.          $  2,250,000            $  2,250,000
                                       ------------------      -----------------

         Total                            $150,000,000            $150,000,000

Price to the Company:                     98.865%                 98.040%
Company Proceeds:                         $148,297,500            $147,060,000

         The Underwritten Securities shall have the following terms:


Title:                              $150,000,000  4.875% Senior Notes due 2010
                                    $150,000,000  6.000% Senior Notes due 2035

Rank: On a parity with all of the Company's other current and future unsecured and unsubordinated indebtedness.

Ratings:                            Baa1/BBB+/BBB+

Aggregate principal amount:         $150,000,000 2010 Notes
                                    $150,000,000 2035 Notes
                                    $300,0000,000

Denominations:                      $1,000.00

Currency of payment:                U.S. Dollars

Interest rate or formula:           4.875% per annum for the 2010 Notes
                                    6.000% per annum for the 2035 Notes

Interest payment dates:             Semi-annually in arrears on February 15 and
                                    August 15 of each year, commencing on
                                    February 15, 2006

Regular record dates:               The August 1 and February 1
                                    preceding the respective interest payment dates

Stated maturity date:               August 15, 2010 for the 2010 Notes
                                    August 15, 2035 for the 2035 Notes

Redemption provisions:              Redeemable, at any time in whole or from
                                    time to time in part, at the Company's
                                    option on not less than 30 but not more than 60 days' notice at a price equal to the greater of (1) 100% of the principalamount of the Notes to be redeemed, and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points in the case of the 2010 Notes and 35 basis points in the case of the 2035 Notes, plus, in each case, accrued and unpaid interest thereon to the date of redemption.

                                    The terms and conditions relating to any such redemption with respect to the 2010 Notes and the 2035 Notes shall be as set forth in the 2010 Certificate and the 2035 Certificate, respectively (including the form of the Notes contained therein).

Sinking fund requirements:          None.

Defeasance provisions:              The Notes are subject to defeasance and the
                                    Company will be discharged from its
                                    obligations with respect to the Notes upon compliance with certain conditions.

                                    The Company may omit to comply with certain restrictive covenants applicable to the Notes upon compliance with certain conditions.

                                    The terms and conditions relating to any such defeasance and covenant defeasance with respect to the 2010 Notes and the 2035 Notes shall be as set forth in the 2010 Certificate and the 2035 Certificate, respectively, and under the Indenture.

Listing requirements:               The Notes will not be listed on any
                                    securities exchange or included in any
                                    automated quotation system.

Black-out provisions:               None.

Fixed or Variable Price Offering:   Fixed price offering with an initial public
                                    offering price of 99.465% of the principal amount of the 2010 Notes, and 98.915% of the principal amount of the 2035 Notes, plus in each case accrued interest, if any, from August 12, 2005 or from the most recent date to which interest has been paid or provided for.

Form: The form of the 2010 Notes shall be as set forth in the 2010 Certificate, and the form of the 2035 Notes shall be as set forth in the 2035 Certificate.

Other terms and conditions:         The terms and conditions of the 2010 Notes
                                    and the 2035 Notes shall be as set forth in the 2010 Certificate and the 2035
                                    Certificate, respectively, and under the
                                    Indenture, as provided for in the 2010
                                    Certificate and the 2035 Certificate,
                                    respectively.

Closing date and location:          August 12, 2005 at 10:00 a.m. (Eastern Time)
                                    at the offices of McGuireWoods LLP, 100
                                    North Tryon Street, Suite 2900, Charlotte,
                                    North Carolina 28202 or at such other time and place as shall be agreed upon by the Representatives of the Underwriters and the Company.

Joint Book-Running Managers:        Banc of America Securities LLC
                                    Wachovia Capital Markets, LLC

     All of the provisions contained in the 2010 Certificate attached as Annex I hereto, the 2035 Certificate attached as Annex II hereto and in the Underwriting Agreement attached as Annex III hereto are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

     Please accept this offer no later than 5:00 P.M. (Eastern Time) on August 9, 2005, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                        Very truly yours,

                        [Signatures appear on next page.]

                                         BANC OF AMERICA SECURITIES LLC
                                         WACHOVIA CAPITAL MARKETS, LLC
                                         SUNTRUST CAPITAL MARKETS, INC.
                                         WELLS FARGO SECURITIES, LLC
                                         COMERICA SECURITIES, INC.
                                         FIFTH THIRD SECURITIES, INC.
                                         PIPER JAFFRAY & COMPANY
                                         WILLIAMS CAPITAL GROUP, L.P.


                                         By:    BANC OF AMERICA SECURITIES LLC


                                         By:   /s/ Peter J. Carbone
                                             ----------------------------------
                                              Authorized Signatory
                                              Acting on behalf of itself and the
                                              other named Underwriters


                                         By:    WACHOVIA CAPITAL MARKETS, LLC


                                         By:  /s/ Jacob Horstman
                                             ----------------------------------
                                              Authorized Signatory
                                              Acting on behalf of itself and the
                                              other Named Underwriters


Accepted:

DARDEN RESTAURANTS, INC.


By: /s/ William R. White, III
   -----------------------------
   Name: William R. White, III
   Title: Senior Vice President
          and Treasurer

                                    Annex I



                            DARDEN RESTAURANTS, INC.


                 OFFICERS' CERTIFICATE AND AUTHENTICATION ORDER
                        FOR 4.875% SENIOR NOTES DUE 2010

     Pursuant to the Indenture dated as of January 1, 1996 (the "Indenture") between Darden Restaurants, Inc. (the "Company") and Wells Fargo Bank, National Association (as successor to Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association), as trustee (the "Trustee") and the resolutions adopted by the Board of Directors of the Company on March 22, 2005, this Officers' Certificate and Authentication Order is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 301 of the Indenture, to establish the form of the Securities of such series in accordance with Section 201 of the Indenture, to request the authentication and delivery of the Securities of such series pursuant to Section 303 of the Indenture and to comply with the provisions of
Section 102 of the Indenture.

     Capitalized terms used but not defined herein and defined in the Indenture shall have the respective meanings ascribed to them in the Indenture.

     A. Establishment of Series Pursuant to Section 301 of Indenture. There is hereby established pursuant to Section 301 of the Indenture a series of Securities which shall have the following terms (the numbered clauses set forth below correspond to the numbered subsections of Section 301 of the Indenture):

          (1) The series of Securities hereby being authorized shall bear the title "4.875% Senior Notes due 2010" (referred to herein as the "Notes").

          (2) The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture shall be limited to $150,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture and except for any Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered).

          (4) The date on which the principal of the Notes is due and payable shall be August 15, 2010.

          (5) The Notes shall bear interest at the rate of 4.875% per year (based upon a 360-day year of twelve 30-day months), from August 12, 2005, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semiannually in arrears on February 15 and August 15 of each year, commencing February 15, 2006, until the principal thereof is paid or made available for payment, to the Person in whose name such Notes are registered at the close of business on the February 1 or August 1 Regular Record Date next preceding the February 15 or August 15 Interest Payment Date. Each February 15 and August 15 shall be an "Interest Payment Date" for the Notes, and the February 1 or August 1 (whether or not a Business

     Day), as the case may be, next preceding an Interest Payment Date shall be the "Regular Record Date" for the interest payable on such Interest Payment Date.

          (6) The interest on each Note that is not represented by a Global Security shall be payable at the principal corporate trust office of the Trustee; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. The principal of (and premium, if any) and interest payable at Maturity on each Note that is not represented by a Global Security will be made against presentation of such Note at the principal corporate trust office of the Trustee. Payment of principal of (and premium, if any) and interest on each Note that is represented by a Global Security shall be made to The Depository Trust Company or its nominee, as the case may be, as the sole registered owner and the sole Holder of Notes represented thereby for all purposes under the Indenture.

          (7) The Notes will be redeemable at the option of the Company, at any time in whole or from time to time in part, prior to the Stated Maturity upon not less than 30 days' nor more than 60 days' notice by mail, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 15 basis points plus, in each case, accrued and unpaid interest on the Notes to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes of record at the close of business on the relevant Record Dates referred to on the face thereof, all as provided in the Indenture.

          For purposes of determining the amount at which the Notes may be redeemed, the following terms shall have the meanings set forth next to each of them below:

               "Treasury Rate" means, with respect to any Redemption Date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

               "Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes.

               "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

               "Comparable Treasury Price" means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

               "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such Redemption Date.

               "Reference Treasury Dealer" means each of (1) Banc of America Securities LLC or its affiliates which are primary U.S. Government securities dealers in The City of New York (a "Primary Treasury Dealer"), and their respective successors, and (2) three other Primary Treasury Dealers selected by the Company; provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

          (8) The Company shall not be obligated to redeem or purchase any Notes pursuant to any sinking fund or analogous provision, or at the option of any Holder thereof.

          (16) The Notes shall be issued initially only in the form of one or more Global Securities registered in the name of the Depositary or its nominee. The Depositary with respect to such Global Securities shall be The Depository Trust Company. The Global Securities shall bear the legends set forth in Annex A hereto.

          (19) The Notes shall have such other terms and provisions as are provided in the form set forth in Annex A hereto.

     B. Establishment of Form of Security Pursuant to Section 201 of Indenture. It is hereby established pursuant to Section 201 of the Indenture that the Notes shall be substantially in the form attached as Annex A hereto.

     C. Order for the Authentication and Delivery of Debt Securities Pursuant to
Section 303 of the Indenture. It is hereby ordered pursuant to Section 303 of the Indenture that the Trustee authenticate, in the manner provided by the Indenture, one Note in the aggregate principal amount of $150,000,000 registered in the name of Cede & Co., which Note will be duly executed by the proper officers of the Company and delivered to the Trustee as provided in the Indenture, and to deliver said authenticated Note to or upon the order of Banc of America Securities LLC on August 12, 2005.

     D. Certification Pursuant to Section 102 of the Indenture. The undersigned have read the pertinent sections of the Indenture, including Sections 201, 301 and 303 thereof and the definitions in the Indenture relating thereto, and
certain  other  corporate   documents  and  records.

In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the conditions precedent to (i) the establishment of (a) a series of Securities and (b) the form of such Securities, and (ii) the authentication and delivery of such series of Securities, contained in the Indenture have been complied with. In the opinion of the undersigned, such conditions have been complied with.

     IN WITNESS WHEREOF, we have hereunto signed our names on behalf of the Company.

Dated:   August 9, 2005

                                       DARDEN RESTAURANTS, INC.


                                       By: /s/ Linda J. Dimopoulos
                                          -------------------------------------
                                             Name:    Linda J. Dimopoulos
                                             Title:   Senior Vice President and
                                                      Chief Financial Officer



                                        By: /s/ William R. White, III
                                           ------------------------------------
                                             Name:    William R. White, III
                                             Title:   Senior Vice President and
                                                      Treasurer

                                    Annex II



                            DARDEN RESTAURANTS, INC.


                 OFFICERS' CERTIFICATE AND AUTHENTICATION ORDER
                        FOR 6.000% SENIOR NOTES DUE 2035

     Pursuant to the Indenture dated as of January 1, 1996 (the "Indenture") between Darden Restaurants, Inc. (the "Company") and Wells Fargo Bank, National Association (as successor to Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association), as trustee (the "Trustee") and the resolutions adopted by the Board of Directors of the Company on March 22, 2005, this Officers' Certificate and Authentication Order is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 301 of the Indenture, to establish the form of the Securities of such series in accordance with Section 201 of the Indenture, to request the authentication and delivery of the Securities of such series pursuant to Section 303 of the Indenture and to comply with the provisions of
Section 102 of the Indenture.

     Capitalized terms used but not defined herein and defined in the Indenture shall have the respective meanings ascribed to them in the Indenture.

     A. Establishment of Series Pursuant to Section 301 of Indenture. There is hereby established pursuant to Section 301 of the Indenture a series of Securities which shall have the following terms (the numbered clauses set forth below correspond to the numbered subsections of Section 301 of the Indenture):

          (1) The series of Securities hereby being authorized shall bear the title "6.000% Senior Notes due 2035" (referred to herein as the "Notes").

          (2) The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture shall be limited to $150,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture and except for any Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered).

          (4) The date on which the principal of the Notes is due and payable shall be August 15, 2035.

          (5) The Notes shall bear interest at the rate of 6.000% per year (based upon a 360-day year of twelve 30-day months), from August 12, 2005, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semiannually in arrears on February 15 and August 15 of each year, commencing February 15, 2006, until the principal thereof is paid or made available for payment, to the Person in whose name such Notes are registered at the close of business on the February 1 or August 1 Regular Record Date next preceding the February 15 or August 15 Interest Payment Date. Each February 15 and August 15 shall be an "Interest Payment Date" for the Notes, and the February 1 or August 1 (whether or not a Business

     Day), as the case may be, next preceding an Interest Payment Date shall be the "Regular Record Date" for the interest payable on such Interest Payment Date.

          (6) The interest on each Note that is not represented by a Global Security shall be payable at the principal corporate trust office of the Trustee; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. The principal of (and premium, if any) and interest payable at Maturity on each Note that is not represented by a Global Security will be made against presentation of such Note at the principal corporate trust office of the Trustee. Payment of principal of (and premium, if any) and interest on each Note that is represented by a Global Security shall be made to The Depository Trust Company or its nominee, as the case may be, as the sole registered owner and the sole Holder of Notes represented thereby for all purposes under the Indenture.

          (7) The Notes will be redeemable at the option of the Company, at any time in whole or from time to time in part, prior to the Stated Maturity upon not less than 30 days' nor more than 60 days' notice by mail, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 35 basis points plus, in each case, accrued and unpaid interest on the Notes to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes of record at the close of business on the relevant Record Dates referred to on the face thereof, all as provided in the Indenture.

          For purposes of determining the amount at which the Notes may be redeemed, the following terms shall have the meanings set forth next to each of them below:

               "Treasury Rate" means, with respect to any Redemption Date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

               "Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes.

               "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

               "Comparable Treasury Price" means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

               "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such Redemption Date.

               "Reference Treasury Dealer" means each of (1) Banc of America Securities LLC or its affiliates which are primary U.S. Government securities dealers in The City of New York (a "Primary Treasury Dealer"), and their respective successors, and (2) three other Primary Treasury Dealers selected by the Company; provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

          (8) The Company shall not be obligated to redeem or purchase any Notes pursuant to any sinking fund or analogous provision, or at the option of any Holder thereof.

          (16) The Notes shall be issued initially only in the form of one or more Global Securities registered in the name of the Depositary or its nominee. The Depositary with respect to such Global Securities shall be The Depository Trust Company. The Global Securities shall bear the legends set forth in Annex A hereto.

          (19) The Notes shall have such other terms and provisions as are provided in the form set forth in Annex A hereto.

     B. Establishment of Form of Security Pursuant to Section 201 of Indenture. It is hereby established pursuant to Section 201 of the Indenture that the Notes shall be substantially in the form attached as Annex A hereto.

     C. Order for the Authentication and Delivery of Debt Securities Pursuant to
Section 303 of the Indenture. It is hereby ordered pursuant to Section 303 of the Indenture that the Trustee authenticate, in the manner provided by the Indenture, one Note in the aggregate principal amount of $150,000,000 registered in the name of Cede & Co., which Note will be duly executed by the proper officers of the Company and delivered to the Trustee as provided in the Indenture, and to deliver said authenticated Note to or upon the order of Banc of America Securities LLC on August 12, 2005.

     D. Certification Pursuant to Section 102 of the Indenture. The undersigned have read the pertinent sections of the Indenture, including Sections 201, 301 and 303 thereof and the definitions in the Indenture relating thereto, and
certain  other  corporate   documents  and  records.

In the opinion of the undersigned, the undersigned have made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the conditions precedent to (i) the establishment of (a) a series of Securities and (b) the form of such Securities, and (ii) the authentication and delivery of such series of Securities, contained in the Indenture have been complied with. In the opinion of the undersigned, such conditions have been complied with.

     IN WITNESS WHEREOF, we have hereunto signed our names on behalf of the Company.

Dated:   August 9, 2005

                                              DARDEN RESTAURANTS, INC.


                                              By:  /s/ Linda J. Dimopoulos
                                                  ------------------------------
                                              Name:    Linda J. Dimopoulos
                                              Title:   Senior Vice President and
                                                       Chief Financial Officer



                                              By:   /s/ William R. White, III
                                                  ------------------------------
                                              Name:    William R. White, III
                                              Title:   Senior Vice President and
                                                       Treasurer

                                   Annex III






                                                                  EXECUTION COPY
================================================================================





                            DARDEN RESTAURANTS, INC.

                             (a Florida corporation)







                             UNDERWRITING AGREEMENT




                                 August 9, 2005










================================================================================

                                TABLE OF CONTENTS

                                                                            Page
SECTION 1.        REPRESENTATIONS AND WARRANTIES...............................3

      (a)      REPRESENTATIONS AND WARRANTIES BY THE COMPANY...................3
      (b)      OFFICER'S CERTIFICATES.........................................12

SECTION 2.        SALE AND DELIVERY TO UNDERWRITERS; CLOSING..................12

      (a)      UNDERWRITTEN SECURITIES........................................12
      (b)      PAYMENT........................................................12
      (c)      DENOMINATIONS; REGISTRATION....................................13
      (d)      NO ADVISORY OR FIDUCIARY REPSPONSIBILITY.......................13

SECTION 3.        COVENANTS OF THE COMPANY....................................13

      (a)      COMPLIANCE WITH SECURITIES REGULATIONS AND
                COMMISSION REQUESTS...........................................13
      (b)      FILING OF AMENDMENTS...........................................14
      (c)      DELIVERY OF REGISTRATION STATEMENTS............................14
      (d)      DELIVERY OF PROSPECTUSES.......................................14
      (e)      CONTINUED COMPLIANCE WITH SECURITIES LAWS......................15
      (f)      BLUE SKY QUALIFICATIONS........................................15
      (g)      EARNINGS STATEMENT.............................................15
      (h)      REPORTS TO SECURITYHOLDERS.....................................15
      (i)      USE OF PROCEEDS................................................15
      (j)      LISTING........................................................16
      (k)      RESTRICTION ON SALE OF SECURITIES..............................16
      (l)      REPORTING REQUIREMENTS.........................................16

SECTION 4.        PAYMENT OF EXPENSES.........................................16

      (a)      EXPENSES.......................................................16
      (b)      TERMINATION OF AGREEMENT.......................................17

SECTION 5.        CONDITIONS OF UNDERWRITERS' OBLIGATIONS.....................17

      (a)      EFFECTIVENESS OF REGISTRATION STATEMENT........................17
      (b)      OPINION OF COUNSEL FOR COMPANY.................................17
      (c)      OPINION OF COUNSEL FOR UNDERWRITERS............................17
      (d)      OFFICERS' CERTIFICATE..........................................18
      (e)      ACCOUNTANT'S COMFORT LETTER....................................18
      (f)      BRING-DOWN COMFORT LETTER......................................18

                               TABLE OF CONTENTS
                                  (continued)

      (g)      RATINGS........................................................18
      (h)      APPROVAL OF LISTING............................................19
      (i)      NO OBJECTION...................................................19
      (j)      LOCK-UP ARRANGEMENTS...........................................19
      (k)      ADDITIONAL DOCUMENTS...........................................19
      (l)      TERMINATION OF TERMS AGREEMENT.................................19

SECTION 6.        INDEMNIFICATION.............................................19

      (a)      INDEMNIFICATION OF UNDERWRITERS................................19
      (b)      INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS.............20
      (c)      ACTIONS AGAINST PARTIES; NOTIFICATION..........................21
      (d)      SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE.............21

SECTION 7.        CONTRIBUTION................................................22


SECTION 8.        REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO
                    SURVIVE DELIVERY..........................................23


SECTION 9.        TERMINATION.................................................23

      (a)      UNDERWRITING AGREEMENT.........................................23
      (b)      TERMINATION; GENERAL...........................................23
      (c)      LIABILITIES....................................................24

SECTION 10.       DEFAULT BY ONE OR MORE OF THE UNDERWRITERS..................24


SECTION 11.       NOTICES.....................................................25


SECTION 12.       PARTIES.....................................................25


SECTION 13.       GOVERNING LAW AND TIME......................................25


SECTION 14.       EFFECT OF HEADINGS..........................................25

                            DARDEN RESTAURANTS, INC.
                             (a Florida corporation)

                                 Debt Securities

                             UNDERWRITING AGREEMENT




                                 August 9, 2005

To the Representative of the
several Underwriters named in the
Terms Agreement
hereinafter described

Ladies and Gentlemen:

     Darden Restaurants, Inc., a Florida corporation (the "Company"), proposes to issue and sell up to $600,000,000 aggregate initial public offering price of its debt securities (the "Debt Securities"), from time to time, in or pursuant to one or more offerings on terms to be determined at the time of sale.

     The Debt Securities will be issued in one or more series under an indenture, dated as of January 1, 1996 (the "Indenture"), between the Company and Wells Fargo Bank, National Association (as successor to Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association), as trustee (the "Trustee"). Each series of Debt Securities may vary, as applicable, as to title, aggregate principal amount, rank, interest rate or formula and timing of payments thereof, stated maturity date, redemption and/or payment provisions, sinking fund requirements, guarantors and any other variable terms established by or pursuant to the applicable Indenture. As used herein, "Securities" shall mean the Debt Securities initially issuable by the Company.

     Whenever the Company determines to make an offering of Securities, the Company will enter into an agreement (each, a "Terms Agreement") providing for the sale of such Securities to, and the purchase and offering thereof by, the underwriters named in the applicable Terms Agreement (the "Underwriters," which term shall include any Underwriter substituted pursuant to Section 10 hereof), for whom the firm (or firms) designated as representative of the Underwriters of such Underwritten Securities in the Terms Agreement relating thereto will act as representative (the "Representative"). The Terms Agreement relating to the offering of Securities shall specify the aggregate principal amount, as the case may be, of Securities to be issued (the "Underwritten Securities"), the name of each Underwriter participating in such offering (subject to substitution as provided in Section 10 hereof) and the name of any Underwriter(s) acting as co-manager in connection with such offering, the aggregate principal amount, as the case may be, of Underwritten Securities which each such Underwriter severally agrees to purchase, whether such offering is on a fixed or variable price basis and, if on a fixed price basis, the initial offering price, the price at which the Underwritten Securities are to be purchased by the Underwriters, the form, time, date and place of delivery and payment of the Underwritten Securities and any other material variable terms of the Underwritten Securities. The Terms Agreement, which shall be substantially in the form of EXHIBIT A hereto, may take the form of an exchange of any standard form of written telecommunication between the Company and the Representative, acting for itself and, if applicable, as representative of any other Underwriters. Each offering of Underwritten Securities will be governed by this Underwriting Agreement, as supplemented by the applicable Terms Agreement.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-127046) for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and the Company has filed such post-effective amendments thereto as may be required prior to the execution of the applicable Terms Agreement. Such registration statement (as so amended, if applicable) has been declared effective by the Commission and each Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act regulations (the "Rule 430A Information") or Rule 434(d) of the 1933 Act Regulations (the "Rule 434 Information"), is referred to herein as the "Registration Statement;" and the final prospectus and the final prospectus supplement relating to the offering of the Underwritten Securities, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Underwritten Securities, are collectively referred to herein as the "Prospectus;" PROVIDED, HOWEVER, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of the applicable Terms Agreement; PROVIDED FURTHER, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then, after such filing, all references to "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement; and PROVIDED FURTHER, that if the Company elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to "Prospectus" shall also be deemed to include the final or preliminary prospectus and the applicable term sheet or abbreviated term sheet (the "Term Sheet"), as the case may be, in the form first furnished to the Underwriters by the Company in reliance upon Rule 434 of the 1933 Act Regulations, and all references in this Underwriting Agreement to the date of the Prospectus shall mean the date of the Term Sheet. A "preliminary prospectus" shall be deemed to refer to (i) any prospectus used in connection with the offering of the Underwritten Securities before the registration statement became effective or (ii) any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of the applicable Terms Agreement, plus, in either case, all documents incorporated by reference therein pursuant to the 1934 Act. For purposes of this Underwriting Agreement, all references to (i) the Registration Statement,

Prospectus, Term Sheet or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"), (ii) the Indenture shall be deemed to include, as applicable, any indenture supplemental thereto, and (iii) the Representative shall be deemed to include, as applicable, all such Representatives if there shall be more than one Representative.

     All references in this Underwriting Agreement to financial statements and schedules and other information which is "contained," "included," "referred to" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

     SECTION 1. REPRESENTATIONS AND WARRANTIES.

     (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to the Representative, as of the date hereof, and to each Underwriter named in the applicable Terms Agreement, as of the date thereof and as of the Closing Time (in each case, a "Representation Date"), as follows:

          (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the
     Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the 1939 Act. At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at each Representation Date, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus, at the Closing Time and at each Date of Delivery, if any, the Prospectus and any amendments and supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company elects to rely upon Rule 434 of the 1933 Act Regulations, the Company will comply with the requirements of Rule
     434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to the Statement of Eligibility of the Trustee on Form T-1 or statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or Prospectus. Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Underwritten Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except for format and other variations permitted or required by Regulation S-T.

          (ii) INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission (the "Annual Report on Form 10-K")), at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the date of the Prospectus, at the Closing Time and at each Date of Delivery, if any, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iii) INDEPENDENT ACCOUNTANTS. The accountants who expressed their opinion with respect to the financial statements and supporting schedules thereto and management's assessment of the effectiveness of internal control over financial reporting included in the Registration Statement and the Prospectus were at each time such opinion was issued, independent registered public accountants as required by the 1934 Act and the1933 Act and the 1933 Act Regulations.

          (iv) FINANCIAL STATEMENTS. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the Company and its consolidated subsidiaries, or such other entity, as the case may be, at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries, or such other entity, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with accounting principles generally accepted in the United States ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus, if any, present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus. In addition, any pro forma financial statements of the Company and its subsidiaries and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (v) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise), earnings, assets, properties, operations, or business, or to the knowledge of the Company in the business prospects, of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular dividends on the Company's common stock or preferred stock, in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vi) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Florida and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Underwriting Agreement and the applicable Terms Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

          (vii) GOOD STANDING OF SUBSIDIARIES. Each material subsidiary (as set forth on Annex I, each a "Material Subsidiary and, collectively, the "Material Subsidiaries") of the Company has been duly formed and is validly existing as a legal entity in good standing under the laws of its jurisdiction of formation, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign legal entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse

     Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of, or equity interest in, as applicable, each such Material Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Company, directly or through Material Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of, or equity interest in, as applicable, any Material Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Material Subsidiary.

          (viii) CAPITALIZATION. If the Prospectus contains a "Capitalization" section, the authorized, issued and outstanding shares of capital stock of the Company is, to the extent set forth in such section as of May 29, 2005, as set forth in the column entitled "Actual" under such section (except for subsequent issuances or repurchases thereof, if any, (A) contemplated under this Underwriting Agreement, (B) pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus, (C) pursuant to the exercise of convertible securities or options referred to in the Prospectus or (D) which are not in excess of 3 percent of the Company's outstanding common stock, in the aggregate). The shares of capital stock of the Company have been duly authorized and validly issued by the Company and are fully paid and non-assessable; and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Company.

          (ix) AUTHORIZATION OF THIS UNDERWRITING AGREEMENT AND TERMS AGREEMENT. This Underwriting Agreement has been, and the applicable Terms Agreement as of the date thereof will have been, duly authorized, executed and delivered by the Company.

          (x) AUTHORIZATION OF DEBT SECURITIES. The Underwritten Securities have been, or as of the date of such Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this
     Underwriting Agreement and such Terms Agreement. Such Underwritten Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity. Such Underwritten Securities will be in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the applicable Indenture.

          (xi) AUTHORIZATION OF THE INDENTURE. The Indenture has been, or prior to the issuance of the Debt Securities thereunder will have been, duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

          (xii) DESCRIPTION OF THE UNDERWRITTEN SECURITIES AND INDENTURE. The Underwritten Securities being sold pursuant to the applicable Terms Agreement and the Indenture, as of the date of the Prospectus, will conform in all material respects to the statements relating thereto contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

          (xiii) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of its Material Subsidiaries is in violation of its charter, by-laws, memorandum of association or other organizational document, as applicable, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Material Subsidiary is subject (collectively, "Agreements and Instruments"), except, in each case other than with respect to the charter, by-laws, memorandum of association or other organizational document, as applicable, of the Company or any of its Material Subsidiaries, for such violations or defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Underwriting Agreement, the applicable Terms Agreement and the Indenture, and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Prospectus and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Underwritten Securities and the use of the proceeds from the sale of the Underwritten Securities as described under the caption "Use of Proceeds" in the Prospectus relating to such Underwritten Securities) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, property or operations of the Company or any of its Material Subsidiaries pursuant to, any Agreements and Instruments nor will such action result in any violation of the provisions of the charter, by-laws, memorandum of association or other organizational document, as applicable, of the Company or any of its Material Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company ("Relevant Laws") or any of its Material Subsidiaries or any of their assets, properties or operations except, in each case other than with respect to the charter, by-laws, memorandum of association or other organizational document, as applicable, of the Company or any of its Material Subsidiaries or Relevant Laws, for such conflicts, breaches, defaults, Repayment Events, liens, charges, encumbrances, or violations that would not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Material Subsidiaries.

          (xiv) ABSENCE OF PROCEEDINGS. There is not an action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against the Company or any of its Material Subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated under this Underwriting Agreement, the applicable Terms Agreement or the Indenture or the performance by the Company of its obligations hereunder and thereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its Material Subsidiaries is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xv) COMPLIANCE WITH STATE LAW. Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statues.

          (xvi) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

          (xvii) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Company of its obligations under this Underwriting Agreement or the applicable Terms Agreement or in connection with the transactions contemplated under this Underwriting Agreement, such Terms Agreement or any applicable Indenture, except such as have been already made or obtained or as may be required under state securities laws.

          (xviii) POSSESSION OF INTELLECTUAL PROPERTY. The Company and its Material Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, except where the failure to possess or acquire would not, singly or in the aggregate result in the Material Adverse Effect. Neither the Company nor any of its Material Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Material Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (xix) POSSESSION OF LICENSES AND PERMITS. The Company and its Material Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and the Company and its Material Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to possess or comply would not, singly or in the aggregate, result in a Material
     Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. Neither the Company nor any of its Material Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xx) TITLE TO PROPERTY. The Company and its Material Subsidiaries have good and marketable title to all real property owned by the Company and its Material Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (A) as otherwise stated in the Registration Statement and the Prospectus or (B) those which do not materially affect the value of the property of the Company in the aggregate and do not interfere with the use made and proposed to be made of the property by the Company or any of its Material Subsidiaries. All of the leases and subleases of the Company and its Material Subsidiaries considered as one enterprise, and under which the Company or any of its Material Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any of its Material Subsidiaries has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Material Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Material Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease except where the failure of such leases and subleases to be in full force and effect of such claim, if the subject of an unfavorable decision, ruling or finding, would, singly or in the aggregate, result in a Material Adverse Effect.

          (xxi) ENVIRONMENTAL LAWS. Except as otherwise stated in the Registration Statement and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Material Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Material Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Material Subsidiaries and (D) to the Company's knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Material Subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (xxii) REGISTRATION RIGHTS. There are no holders of securities (debt or equity) of the Company or holders of rights (including, without limitation, preemptive rights), warrants or options to obtain securities of the Company, who have the right to request the Company to register securities held by them under the 1933 Act, other than holders who have waived or will not have such rights for a specified period to be agreed upon among the Company and the Underwriters, and have waived their rights with respect to the inclusion of their securities in the Registration Statement.

          (xxiii) ACCOUNTING CONTROLS. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances, in all material respects, that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxiv) COMPLIANCE WITH APPLICABLE LAW. The Company has complied in all respects with all federal, state, local, foreign and similar statutes, laws, ordinances, rules, regulations, orders, writs, injunctions, judgments, and decrees applicable to the

     Company or any of its Material Subsidiaries or to any of the Company's or its Material Subsidiary's properties or assets, or with respect to any of the Company's or its Material Subsidiary's officers, directors, employees or agents in their capacity as such ("Applicable Laws"), except where the failure to comply would not, individually or in the aggregate, result in a Material Adverse Effect. None of the Company or any of its Material Subsidiaries has received any written notice or other written communication from any Governmental Authority or arbitrator regarding any violation by the Company of, or a failure on the part of the Company to comply with any Applicable Laws, other than any such violation or failure to comply which would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

          (xxv) TAX RETURNS. The Company has filed all material Tax Returns required to be filed by it in any jurisdiction, and all material Taxes for which the Company is directly or indirectly liable, or to which any of its properties or assets are subject, have been filed other than Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. All such Tax Returns are complete and accurate in all material respects. There is no material proposed Tax assessment against the Company and, to the best knowledge of the Company, there is no basis for any such assessment, except for contested claims. All references in this subsection 1(a)(xxv) to the Company shall include any Affiliated Group (within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended, or any similar provision of any law), and any partnership or limited liability company in which the Company is a member or partner. "Taxes" means all taxes of any kind or nature, assessments and governmental charges, including interest and penalties (whether or not actually shown on any Tax Return) imposed by any government authority. "Tax Returns" means all reports, returns or other information required to be supplied to a government authority with respect to Taxes.

          (xxvi) INSURANCE. Each of the Company and its Material Subsidiaries is insured (including in each case self-insurance and reinsurance) by insurers of recognized financial responsibility against such losses and risks and in such amounts and covering such risks as management reasonably believes are prudent and customary in the businesses in which it is engaged and all such insurance is in full force and effect; neither the Company nor any of its Material Subsidiaries has within the last 3 years been refused any insurance coverage sought or applied for; and neither the Company nor any of its Material Subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business; except in the case of each of the foregoing as would not have a Material Adverse Effect.

          (xxvii) COMPANY NOT AN "INVESTMENT COMPANY." The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after giving effect to the offering, the sale of the Underwritten Securities and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" within the meaning of the Investment Company Act.

          (xxviii) CONTROLS AND PROCEDURES. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared and (ii) are effective in all material respects to perform the functions for which they were established. Based on the most recent evaluation of the Company's internal control over financial reporting (as defined in Rule 13a-15(f) under the 1934 Act), the Company is not aware of (a) any significant deficiency in the design or operation of internal control over financial reporting which is reasonably likely to adversely affect, in any material respect, the Company's ability to record, process, summarize and report financial data or any material weaknesses in internal control over financial reporting or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. Since the most recent evaluation of the Company's internal control over financial reporting, there have been no material changes in the Company's internal control over financial reporting or in other factors that would reasonably be expected to materially affect the Company's internal control over financial reporting.

          (xxix) SARBANES-OXLEY. The Company is in material compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, and, to the best of the Company's knowledge, the Company's directors and officers, in their capacities as such, are in material compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002.


     (b) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Underwritten Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate.

     SECTION 2. SALE AND DELIVERY TO UNDERWRITERS; CLOSING

     (a) UNDERWRITTEN SECURITIES. The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

     (b) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Underwritten Securities shall be made at the offices of McGuireWoods LLP, Charlotte, North Carolina, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date of the applicable Terms Agreement (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called "Closing Time").

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them. It is understood that each
Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the
Underwritten Securities which it has severally agreed to purchase. The Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Underwritten Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (c) DENOMINATIONS; REGISTRATION. The Underwritten Securities shall be in such denominations and registered in such names as the Representative may request in writing at least two full business days before the Closing Time or the relevant Date of Delivery, as the case may be. The Underwritten Securities will be made available for examination and packaging by the Representative in Charlotte, North Carolina, or at such other place as shall be agreed upon by the Representative and the Company, not later than 9:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     (d) NO ADVISORY OR FIDUCIARY REPSPONSIBILITY. The Company acknowledges and agrees that: (i) the purchase and sale of the Underwritten Securities pursuant to this Underwriting Agreement and the applicable Terms Agreement, including the determination of the public offering price of the Underwritten Securities and any related discounts and commissions, is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Underwriting Agreement and the applicable Terms Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Underwriting Agreement and the applicable Terms Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

     This Underwriting Agreement and the applicable Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter of this Section 2(d).

     SECTION 3. COVENANTS OF THE COMPANY.

     The Company covenants with the Representative and with each Underwriter participating in the offering of Underwritten Securities, as follows:

     (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A of the 1933 Act Regulations and/or Rule 434 of the 1933 Act Regulations, if and as applicable, and will notify the Representative promptly, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Underwritten Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will timely effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether any Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will use reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, use promptly its best efforts to obtain the lifting thereof.

     (b) FILING OF AMENDMENTS. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

     (c) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed or conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed or conformed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. Copies of the Registration

Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except for format and other variations permitted or required by Regulation S-T.

     (d) DELIVERY OF PROSPECTUSES. The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except for format and other variations permitted or required by Regulation S-T.

     (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Underwritten Securities as contemplated in this Underwriting Agreement and the applicable Terms Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (f) BLUE SKY QUALIFICATIONS. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Underwritten Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect for as long as may be necessary to complete the distribution of the Underwritten Securities, up to one year from the date of the applicable Terms Agreement; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a broker or dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

     (g) EARNINGS STATEMENT. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) REPORTS TO SECURITYHOLDERS. Through its fiscal year ending in 2006, the Company will deliver to the Representative copies of all reports or other communications (financial or otherwise) made generally to securityholders of the Company.

     (i) USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Underwritten Securities in the manner specified in the Prospectus under "Use of Proceeds."

     (j) LISTING. The Company will use reasonable efforts to effect the listing of the Underwritten Securities, prior to the Closing Time, on any national securities exchange or quotation system if and as specified in the applicable Terms Agreement.

     (k) RESTRICTION ON SALE OF SECURITIES. Between the date of the applicable Terms Agreement and the Closing Time or such other date specified in such Terms Agreement, the Company will not, without the prior written consent of the Representative, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, the Securities specified in such Terms Agreement.

     (l) REPORTING REQUIREMENTS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     SECTION 4. PAYMENT OF EXPENSES.

     (a) EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Underwriting Agreement or the applicable Terms Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Underwriting Agreement, any Terms Agreement, any agreement among underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Underwritten Securities, (iii) the preparation, issuance and delivery of the Underwritten Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Underwritten Securities to the Underwriters,
(iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the reasonable fees and disbursements of any Trustees and their respective counsel,
(v) the qualification of the Underwritten Securities under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey and any Legal Investment Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheet, and the Prospectus and any amendments or supplements thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Underwritten Securities, if applicable, (viii) the fees and expenses incurred with respect to the listing of the Underwritten Securities, if applicable, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Underwritten Securities and (x) the fees and expenses of any Underwriter acting in the capacity of a "qualified independent underwriter" (as defined in the bylaws of the NASD), if applicable. It is understood, however, that except as provided in this Section 4, and in Sections 6 and 7 hereof, the Underwriters will be responsible for all their own costs and expenses, including the fees of their counsel, any transfer taxes on the Underwritten Securities upon resale by them and all other expenses incurred by them in connection with any offering of the Underwritten Securities made by the Underwriters.

     (b) TERMINATION OF AGREEMENT. If the applicable Terms Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Sections 9(b)(i) or 9(b)(iii)(with respect to the Company's securities) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses reasonably incurred by the Underwriters in connection with preparations for the purchase, sale and delivery of Underwritten Securities pursuant to the applicable Terms Agreement, including the reasonable fees and disbursements of counsel for the Underwriters, but the Company shall then be under no further liability to any Underwriter with respect to such Underwritten Securities except as provided in Sections 4(a), 6 and 7 hereof.

     SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been initiated or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Underwritten Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7).

     (b) OPINION OF COUNSEL FOR COMPANY. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Dorsey & Whitney LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in EXHIBIT B hereto. In rendering such opinion Dorsey & Whitney LLP may rely as to matters involving the application of the laws of the State of Florida, to the extent it deems it proper and to the extent specified in such opinion, upon the opinion of McGuireWoods LLP. In addition, at Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Douglas E. Wentz, Senior Associate General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in EXHIBIT C hereto.

     (c) OPINION OF COUNSEL FOR UNDERWRITERS. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of McGuireWoods LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the matters set forth in clauses (1), (2), (3), (4), (5), (6), (7) (solely as to the information in the Prospectus under "Description of Notes" and "Description of Debt Securities," or any caption purporting to describe any such Securities), (11), (12) and the penultimate paragraph of EXHIBIT B hereto. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York, the State of Florida and the federal laws of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     (d) OFFICERS' CERTIFICATE. At Closing Time, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Prospectus, a Material Adverse Effect, and the Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such officer's knowledge, threatened by the Commission.

     (e) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of the applicable Terms Agreement, the Representative shall have received from KPMG LLP (and, if necessary, any other independent registered public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, including matters such as those set forth in EXHIBIT D hereto and containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and to such further effect as the Representative may reasonably request.

     (f) BRING-DOWN COMFORT LETTER. At the Closing Time, the Representative shall have received from KPMG LLP (and, if necessary, any other independent registered public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

     (g) RATINGS. At Closing Time and at any relevant Date of Delivery, the Underwritten Securities shall have the ratings accorded by any "nationally recognized statistical rating organization," as defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations, if and as specified in the applicable Terms Agreement, and the Company shall have delivered to the Representative a letter, dated as of such date, from each such rating organization, or other evidence satisfactory to the Representative, confirming that the Underwritten Securities have such rating. Since the time of execution of such Terms Agreement, there shall not have occurred a downgrading in the rating assigned to the Underwritten Securities or any of the Company's other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review its rating of the Underwritten Securities or any of the Company's other securities.

     (h) APPROVAL OF LISTING. At Closing Time, the Underwritten Securities shall have been approved for listing, subject only to official notice of issuance, if any, as specified in the applicable Terms Agreement.

     (i) NO OBJECTION. If the Registration Statement or an offering of Underwritten Securities has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (j) LOCK-UP ARRANGEMENTS. On the date of the applicable Terms Agreement, the Representative shall have received, in form and substance satisfactory to it, each lock-up agreement, if any, specified in such Terms Agreement as being required to be delivered by the persons listed therein.

     (k) ADDITIONAL DOCUMENTS. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Underwritten Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

     (l)  TERMINATION  OF TERMS  AGREEMENT.  If any condition  specified in this
Section 5 shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in
Section 4 and except that Sections 1, 6, 7, 8 and 13 shall survive any such termination and remain in full force and effect.

     SECTION 6. INDEMNIFICATION.

     (a) INDEMNIFICATION OF UNDERWRITERS. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; PROVIDED that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (b) INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action; PROVIDED, HOWEVER, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest in the reasonable judgment of the indemnified party, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall have authorized the indemnified party to employ separate counsel at the expense of the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

     SECTION 7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities pursuant to the applicable Terms Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Underwritten Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate public offering price of such Securities as set forth on such cover.

     The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this
Section 7 are several in proportion to the number or aggregate principal amount, as the case may be, of Underwritten Securities set forth opposite their respective names in the applicable Terms Agreement and not joint.

     SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Underwriting Agreement or the applicable Terms Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Underwritten Securities.

     SECTION 9. TERMINATION.

     (a) UNDERWRITING AGREEMENT. This Underwriting Agreement (excluding the applicable Terms Agreement) may be terminated for any reason at any time by the Company or by the Representative upon the giving of 30 days' prior written notice of such termination to the other party hereto.

     (b) TERMINATION; GENERAL. The Representative may terminate the applicable Terms Agreement, by notice to the Company, at any time at or prior to the Closing Time or any relevant Date of Delivery, if (i) there has been, since the time of execution of this Underwriting Agreement or since the respective dates as of which information is given in the Prospectus, a Material Adverse Effect, or (ii) there has occurred, since the execution of the applicable Terms Agreement, any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or there has occurred any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Underwritten Securities or to enforce contracts for the sale of the Underwritten Securities, or (iii) trading in any securities of the Company has been suspended or materially limited by the Commission or any national securities exchange or quotation system on which the Company's common stock is listed or quoted, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a banking moratorium has been declared by Federal, New York, or North Carolina authorities or, if the Underwritten Securities include Debt Securities denominated or payable in, or indexed to, one or more foreign or composite currencies, by the relevant authorities in the related foreign country or countries, or (v) there has occurred a material disruption in commercial banking or securities settlement or clearance services, or (vi) there is any downgrading in the rating accorded the Underwritten Securities by any "nationally recognized statistical rating organization" as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act or if any such rating organization shall have publicly announced that it has placed any of such Underwritten Securities on what is commonly termed a "watch list" for possible downgrading.

     (c) LIABILITIES. If this Underwriting Agreement or the applicable Terms Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 13 shall survive such termination and remain in full force and effect.

     SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS.

     If one or more of the Underwriters shall fail at the Closing Time or the relevant Date of Delivery, as the case may be, to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number or aggregate principal amount, as the case may be, of Defaulted Securities does not exceed 10% of the number or aggregate principal amount, as the case may be, of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Terms Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the number or aggregate principal amount, as the case may be, of Defaulted Securities exceeds 10% of the number or aggregate principal amount, as the case may be, of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, such Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter or on the part of the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 4 and the indemnification and contribution provisions in Sections 6 and 7 hereof.

     No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of the applicable Terms Agreement, either the Representative or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

     SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the address of the Representative as set forth in the Terms Agreement; notices to the Company shall be directed to the Company at 5900 Lake Ellenor Drive, Orlando, Florida 32809, attention of Senior Vice President, General Counsel and Secretary.

     SECTION 12. PARTIES. This Underwriting Agreement and the applicable Terms Agreement shall each inure to the benefit of and be binding upon the Company, the Representative and, upon execution of such Terms Agreement, any other Underwriters and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement or such Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or such Terms Agreement or any provision herein or therein contained. This Underwriting Agreement and such Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. GOVERNING LAW AND TIME. THIS UNDERWRITING AGREEMENT AND ANY APPLICABLE TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 14. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Underwriting Agreement, along with all counterparts, will become a binding agreement between the Representative and the Company in accordance with its terms.

                                            Very truly yours,


                                            DARDEN RESTAURANTS, INC.

                                            By: /s/ William R. White, III
                                               -----------------------------
                                            Name: William R. White, III
                                            Title: Senior Vice President and
                                                   Treasurer


CONFIRMED AND ACCEPTED, as of the date first above written:

BANC OF AMERICA SECURITIES LLC
As Representative of the several Underwriters

By:  BANC OF AMERICA SECURITIES LLC


By:  /s/ Peter J. Carbone
   -------------------------------------
                Authorized Signatory


WACHOVIA CAPITAL MARKETS, LLC
As Representative of the several Underwriters

By:  WACHOVIA CAPITAL MARKETS, LLC


By:  /s/ Jacob Horstman
   ------------------------------------
                Authorized Signatory

                                    EXHIBIT A
                            DARDEN RESTAURANTS, INC.
                             (a Florida corporation)

                                 Debt Securities

                                 TERMS AGREEMENT


                               _________ ___, 2005


                          To: Darden Restaurants, Inc.


                  5900 Lake Ellenor Drive
                  Orlando, Florida  32809

Ladies and Gentlemen:

     We understand that Darden Restaurants, Inc., a Florida corporation (the "Company"), proposes to issue and sell $[__________] aggregate principal amount of its debt securities (the "Debt Securities") (such securities also being hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, we [the underwriters named below (the "Underwriters")] offer to purchase, severally and not jointly, the principal amount of Underwritten Securities [opposite their names set forth below] at the purchase price set forth below.


                                    Principal Amount
Underwriter                         of Underwritten Securities
---------------                     --------------------------------------


Total                               _____________________
                                    [$]
                                    ===================

         The Underwritten Securities shall have the following terms:

Title:
Rank:
Ratings:
Aggregate principal amount:
Denominations:
Currency of payment:
Interest rate or formula:

Interest payment dates:
Regular record dates:
Stated maturity date:
Redemption provisions:
Sinking fund requirements:
Defeasance provisions:
Listing requirements:
Black-out provisions:
Fixed or Variable Price Offering:  [Fixed] [Variable] Price Offering

     If Fixed Price Offering: initial public offering price: [__]% of the principal amount, plus accrued interest, if any, or amortized original issue discount, if any, from ________________.

     Purchase price: ___% of principal amount, plus accrued interest, if any, or amortized original issue discount, if any, from ____________.

Form:
Other terms and conditions:
Closing date and location:
Additional co-managers, if any:

     All of the provisions contained in the document attached as Annex I hereto entitled "Darden Restaurants, Inc. --Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

     Please accept this offer no later than ____ o'clock P.M. (New York City time) on ________________ by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                           Very truly yours,

                                           [NAME OF REPRESENTATIVE]

                                           By:
                                              -----------------------------
                                             Authorized Signatory
                                             [Acting on behalf of itself and the
                                             other named Underwriters.]


Accepted:

DARDEN RESTAURANTS, INC.


By:   ____________________________
         Name:
         Title:

                                    EXHIBIT B

              FORM OF OPINION OF DORSEY & WHITNEY LLP, COUNSEL FOR THE COMPANY, TO BE DELIVERED PURSUANT TO SECTION 5(b)

     (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Florida.

     (2) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, the Underwriting Agreement and the applicable Terms Agreement.

     (3) The Underwriting Agreement and the applicable Terms Agreement have been duly authorized, executed and delivered by the Company.

     (4) The Underwritten Securities have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the applicable Terms Agreement. The Underwritten Securities, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. Such Underwritten Securities will be in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the Indenture.

     (5) The Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the Trustee) constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and the Indenture has been duly qualified under the 1939 Act.

     (6) The Indenture and the Underwritten Securities being sold pursuant to the applicable Terms Agreement conform in all material respects to the statements relating thereto contained in the Prospectus and are in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

     (7) The information in the Prospectus under "Description of Debt Securities," "Description of Notes" and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and bylaws, legal proceedings or legal conclusions, has been reviewed by us and is correct in all material respects.

     (8) The execution, delivery and performance of the Underwriting Agreement, the applicable Terms Agreement and the Indenture and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated in the Registration Statement and the Prospectus and the consummation of the transactions contemplated in the Underwriting Agreement and such Terms Agreement and in the Registration Statement and the Prospectus (including the issuance and sale of the Underwritten Securities and the use of the proceeds from the sale of the Underwritten Securities as described under the caption "Use Of Proceeds") and compliance by the Company with its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company is a party or by which it may be bound, or to which any of the assets, properties or operations of the Company is subject, except for such conflicts, breaches, defaults, events or liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations.

     (9) To the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

     (10) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

     (11) The Registration Statement has been declared effective under the 1933 Act. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and, to the best of our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

     (12) The Registration Statement and the Prospectus, and each amendment or supplement to the Registration Statement and Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, and each Trustee's Statement of Eligibility on Form T-1 (the "Form T-1s"), as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

     (13) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

     (14) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Company of its obligations under the Underwriting Agreement or the applicable Terms Agreement or in connection with the transactions contemplated under the Underwriting Agreement, such Terms Agreement or the Indenture other than under the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act
Regulations, which have been obtained, or as may be required under state securities or blue sky laws.

     As counsel to the Company, we have examined various documents and records and have participated in the preparation of and reviewed the Registration Statement and the Prospectus and participated in discussions with representatives of the Company and its counsel and accountants, and representatives of the Underwriters and their counsel.

     Nothing has come to our attention that would lead us to believe that the Registration Statement or any post-effective amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable) (including the filing of the Company's Annual Report on Form 10-K with the Commission) (except for financial statements and schedules and other financial data included therein or omitted therefrom and for the Form T-1s, as to which we make no statement), at the time such Registration Statement or any post-effective amendment thereto became effective or at the date of the applicable Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we make no statement), as of the date of the Prospectus, as of the date of any such amended or supplemented prospectus or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinions, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. In rendering the opinion in the third sentence of paragraph 11, such counsel may rely solely upon a telephone conversation with a member of the staff of the Commission. Such opinions shall not state that they are to be governed or qualified by, or that they are otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                    EXHIBIT C

          FORM OF OPINION OF DOUGLAS E. WENTZ, SENIOR ASSOCIATE GENERAL COUNSEL FOR THE COMPANY, TO BE DELIVERED PURSUANTTO SECTION 5(b)

     (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Florida.

     (2) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, the Underwriting Agreement and the applicable Terms Agreement.

     (3) The Material Subsidiaries have the corporate power and authority, or in the case of GMRI Texas, L.P., the limited partnership power and authority, to own, lease and operate their properties and to conduct their business as described in the Prospectus.

     (4) The information in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and bylaws or legal proceedings or legal conclusions, has been reviewed by us and is correct in all material respects.

     (5) The execution, delivery and performance of the Underwriting Agreement, the applicable Terms Agreement and the Indenture and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated in the Registration Statement and the Prospectus and the consummation of the transactions contemplated in the Underwriting Agreement and such Terms Agreement and in the Registration Statement and the Prospectus (including the issuance and sale of the Underwritten Securities and the use of the proceeds from the sale of the Underwritten Securities as described under the caption "Use Of Proceeds") and compliance by the Company with its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Material Subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Material Subsidiaries are a party or by which any of them may be bound, or to which any of the assets, properties or operations of the Material Subsidiaries is subject, except for such conflicts, breaches, defaults, events or liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws or, in the case of GMRI Texas L.P., the certificate of limited partnership or partnership agreement, of any Material Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Material Subsidiaries or any of their assets, properties or operations.

     (6) There is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its Material Subsidiaries thereof is a party or to which the assets, properties or operations of the Company or any of its Material Subsidiaries thereof is subject, before or by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated under the Underwriting Agreement, the applicable
Terms Agreement or the Indenture or the performance by the Company of its obligations thereunder.

     (7) To the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

     (8) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

     In rendering such opinions, counsel may rely as to matters of fact (but not as to legal conclusions), to the extent it deems proper, on certificates of responsible officers of the Company and public officials. Such opinions shall not state that they are to be governed or qualified by, or that they are otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                    EXHIBIT D

          FORM OF ACCOUNTANTS' COMFORT LETTER PURSUANT TO SECTION 5(e)

     (i) We are independent public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published 1933 Act Regulations.

     (ii) In our opinion, the audited financial statements and the related financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder.

     (iii) On the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim consolidated financial statements of the Company for the _____-month periods ended _________, 20___ and _________, 20___, included in the
Registration Statement and the Prospectus (the "____-month financials"), [a reading of the latest available unaudited interim consolidated financial statements of the Company], a reading of the minutes of all meetings of the stockholders and directors of the Company and its Subsidiaries and the and Committees of the Company's Board of Directors and any Subsidiary committees since _________________, inquiries of certain officials of the Company and its Subsidiaries responsible for financial and accounting matters, a review of interim financial information in accordance with standards established by the American Institute of Certified Public Accountants in Statement on Auditing Standards No. 71, Interim Financial Information ("SAS 71"), with respect to the _____-month financials, and such other inquiries and procedures as may be specified in such letter, nothing came to our attention that caused us to believe that:

     (A) the _____-month financials included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations applicable to unaudited interim financial statements included in registration statements or any material modifications should be made to the _____-month financials included in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles;

     (B) at _________, 20___ and at a specified date not more than five days prior to the date of the applicable Terms Agreement, there was any change in the capital stock of the Company and its Subsidiaries or any decrease in the total assets or stockholders investment of the Company and its Subsidiaries or any increase in the notes and bonds payable and total liabilities of the Company and its Subsidiaries, in each case as compared with amounts shown in the latest balance sheet included in the Registration Statement and the Prospectus, except in each case for changes, decreases or increases that the Registration Statement and the Prospectus disclose have occurred or may occur; or

     (C) for the period from  _________,  20___ to _________,  20___ and for the period from _________, 20___ to a specified date not more than five days prior to the date of the applicable Terms Agreement, there was any decrease in consolidated total revenues, operating income, or net income, in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement and the Prospectus discloses have occurred or may occur.

     (iv) Based upon the procedures set forth in clause (iii) above and a reading of the Selected Financial Data included in the Registration Statement and the Prospectus and a reading of the financial statements from which such data were derived, nothing came to our attention that caused us to believe that the Selected Financial Data included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the disclosure requirements of Item 301 of Regulation S-K of the 1933 Act, that the amounts included in the Selected Financial Data are not in agreement with the corresponding amounts in the audited consolidated financial statements for the respective periods or that the financial statements not included in the Registration Statement and the Prospectus from which certain of such data were derived are not in conformity with generally accepted accounting principles.

     (v) We have compared the information in the Registration Statement and the Prospectus under selected captions with the disclosure requirements of Regulation S-K of the 1933 Act and on the basis of limited procedures specified herein, nothing came to our attention that caused us to believe that this information does not comply as to form in all material respects with the disclosure requirements of Items 302, 402 and 503(d), respectively, of Regulation S-K.

------------------------------

     (vi) We are unable to and do not express any opinion on the Pro Forma Financial Information (the "Pro Forma Statement") included in the Registration Statement and the Prospectus or on the pro forma adjustments applied to the historical amounts included in the Pro Forma Statement; however, for purposes of this letter we have:

     (A) read the Pro Forma Statement;

     (B) performed an audit of the financial statements to which the pro forma adjustments were applied;

     (C) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Statement complies as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and

     (D) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Statement; and on the basis of such procedures and such other inquiries and procedures as specified herein, nothing came to our attention that caused us to believe that the Pro Forma Statement included in the Registration Statement does not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

     (vii) In addition to the procedures referred to in clause (ii) above, we have performed other procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement and the Prospectus, which are specified herein, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.

                                     ANNEX I

         Schedule of Material Subsidiaries

         1. GMRI, Inc.
         2. GMRI Florida, Inc.
         3. GMR Restaurants of Pennsylvania, Inc.
         4. GMRI Texas L.P.




                                   Annex I-1